EXHIBIT 12.1
CERTIFICATION
I, Kenneth Hvid, President and Chief Executive Officer of the company, certify that:

1	I have reviewed this report on Form 20-F/A of Teekay Corporation (the “company”);

2
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 26, 2017	By:	/s/ Kenneth Hvid
Kenneth Hvid
President and Chief Executive Officer